Blue Owl Technology Finance Corp. Announces December 31, 2025 Financial Results

NEW YORK — February 18, 2026 — Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF” or the “Company”) today announced financial results for its fourth quarter and year ended December 31, 2025.

FOURTH QUARTER 2025 HIGHLIGHTS

•Fourth quarter GAAP net investment income (“NII”) per share of $0.26
•Fourth quarter adjusted NII per share of $0.30(1)
•Dividends declared for the first quarter were $0.40 per share, representing an annualized dividend yield of 9.2%(2) based on net asset value (“NAV”) per share as of December 31, 2025
•In connection with the listing, the Board of Directors (the “Board”) declared five special dividends of $0.05 per share to be paid quarterly through September 2026
•NAV per share increased to $17.33, as compared with $17.27 as of September 30, 2025, driven primarily by unrealized and realized gains in certain equity investments and accretive share repurchases
•New investment commitments for the fourth quarter were $2.3 billion and sales and repayments were $881 million, as compared with $1.0 billion of new investment commitments and $848 million of sales and repayments for the three months ended September 30, 2025
•Net debt-to-equity ended at 0.75x, as compared with 0.57x as of September 30, 2025
•Investments on non-accrual represented 0.4% and 0.2% of the portfolio at cost and fair value, respectively, as compared with 0.2% and less than 0.1% as of September 30, 2025
•OTF repurchased approximately $64.6 million of OTF common stock at 82% of price-to-book value
•The Board approved a new $300 million share repurchase program, replacing the prior $200 million authorization
•Approximately 47% of each pre-listing shareholder's position has been released from lock-up, with the remainder scheduled to be released in equal tranches of approximately 10.6% each month until June 12, 2026

"OTF delivered another strong quarter, marked by NAV growth and steady progress towards our target leverage,” said Craig W. Packer, Chief Executive Officer. “The portfolio continues to demonstrate excellent credit quality, reinforcing the durability of our technology investing strategy."

Erik Bissonnette, President, added, “Our software credits remain the strongest-performing segment of our direct lending platform and, on average, have delivered strong revenue and EBITDA growth across all market environments. As AI reshapes the technology landscape, we have revisited our underwriting assumptions and assessed that mission-critical solutions with data moats and operating in low risk-tolerance environments, where our portfolio is focused, are well-positioned to adopt and benefit from AI."

Stock Repurchases
On November 4, 2025, the Board approved a $200 million stock repurchase program, for which purchases may be made at management's discretion from time to time in open market transactions. As of December 31, 2025, the Company repurchased approximately $64.6 million of OTF common stock at 82% price-to-book value, accretive to net asset value per share in the fourth quarter.

On February 18, 2026 the Board approved a new repurchase program of up to $300 million of the Company's common stock, replacing the prior $200 million authorization.

Dividend Declarations
The Board declared a first quarter 2026 regular dividend of $0.35 per share for stockholders of record as of March 31, 2026, payable on or before April 15, 2026.

As previously announced, the Board also declared a series of five special dividends of $0.05 per share. A full schedule of the record and payment dates can be found on the Company’s website at www.blueowltechnologyfinance.com.

Lock-Up Release Schedule
On November 4, 2025, the Board approved an amended lock-up release schedule, effective as of November 13, 2025, that applies to shares currently subject to transfer restrictions. Under the new schedule, approximately 10.6% of these shares of the Company’s common stock continue to be released each month until June 12, 2026.

As of today, approximately 47% of each shareholder's position has been released from lock-up. Following the previously announced amendment, the remaining shares still subject to transfer restrictions will be released in accordance with the following schedule:

Release Date	Approximate Percentage of Shares Subject to Transfer Restrictions Released	Approximate Number of Shares Subject to Transfer Restrictions Released
February 20, 2026	10.6%	49,096,350
March 9, 2026	10.6%	49,096,350
April 20, 2026	10.6%	49,096,350
May 20, 2026	10.6%	49,096,350
June 12, 2026	10.6%	49,099,234

______________________
(1) Adjusted to exclude any change in capital gains incentive fees accrued but not paid. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
(2) Annualized dividend yield calculated as Q4 2025 annualized regular dividend of $0.35 per share and Q4 2025 annualized special dividend of $0.05 per share payable to shareholders of record as of December 31, 2025 divided by Q4 2025 net asset value per share of $17.33.

SELECT FINANCIAL HIGHLIGHTS

	As of and for the Three Months Ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024

GAAP results:
Net investment income per share	$0.26	$0.28	$0.41
Net realized and unrealized gains (losses) per share	$0.18	$0.22	$0.06
Net increase (decrease) in net assets resulting from operations per share	$0.44	$0.50	$0.48
Capital gains incentive fee expense (benefit) per share	$0.03	$0.04	$0.01

Non-GAAP financial measures(1)(2):
Adjusted net investment income per share	$0.30	$0.32	$0.42
Adjusted net increase (decrease) in net assets resulting from operations per share	$0.47	$0.54	$0.48

Total investments at fair value	$14,286,039	$12,884,046	$6,407,466
Total debt outstanding (net of unamortized debt issuance costs)	$6,288,200	$4,966,719	$2,914,509
Net assets	$8,041,598	$8,055,224	$3,625,150
Net asset value per share	$17.33	$17.27	$17.09
Net debt-to-equity	0.75x	0.57x	0.74x

_____________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

PORTFOLIO COMPOSITION

As of December 31, 2025, the Company had investments in 199 portfolio companies across 39 industries, with an aggregate portfolio size of $14.3 billion at fair value and an average investment size of $71.8 million at fair value.

	December 31, 2025		September 30, 2025
($ in thousands)	Fair Value	% of Total	Fair Value	% of Total
Portfolio composition:
First-lien senior secured (1)	$10,979,070	76.8%	$9,885,010	76.8%
Second-lien senior secured	568,641	4.0%	426,867	3.3%
Specialty finance debt	37,452	0.3%	36,755	0.3%
Unsecured	477,128	3.3%	468,887	3.6%
Preferred equity	1,072,481	7.5%	1,096,622	8.5%
Common equity	722,100	5.1%	633,523	4.9%
Specialty finance equity	375,812	2.6%	317,890	2.5%
Joint ventures	53,355	0.4%	18,492	0.1%
Total investments	$14,286,039	100.0%	$12,884,046	100.0%
_____________________
(1) We consider 60.6% and 58.1% of first-lien senior secured debt investments to be unitranche loans as of December 31, 2025 and September 30, 2025, respectively.

	December 31, 2025	September 30, 2025
Number of portfolio companies	199	185
Percentage of debt investments at floating rates	96.2%	97.0%
Percentage of senior secured debt investments	81.1%	81.3%
Weighted average spread over base rate of all floating rate debt investments	5.4%	5.6%
Weighted average total yield of accruing debt and income-producing securities at fair value	9.6%	10.1%
Weighted average total yield of accruing debt and income-producing securities at cost	9.5%	10.2%
Percentage of investments on non-accrual of the portfolio at fair value	0.2%	—%

PORTFOLIO AND INVESTMENT ACTIVITY

Full Year
For the year ended December 31, 2025, new investment commitments totaled $5.6 billion across 58 new portfolio companies and 58 existing portfolio companies. For the year ended December 31, 2024, new investment commitments were $2.7 billion across 54 new portfolio companies and 34 existing portfolio companies.

For the year ended December 31, 2025, the principal amount funded totaled $4.3 billion and aggregate principal amount of sales and repayments totaled $3.1 billion. For the year ended December 31, 2024, the principal amount of new investments funded was $2.1 billion and aggregate principal amount of sales and repayments was $1.8 billion.

Fourth Quarter
For the three months ended December 31, 2025, new investment commitments totaled $2.3 billion across 25 new portfolio companies and 15 existing portfolio companies. For the three months ended September 30, 2025, new investment commitments were $1.0 billion across 12 new portfolio companies and 17 existing portfolio companies.

For the three months ended December 31, 2025, the principal amount of new investments funded totaled $1.7 billion and aggregate principal amount of sales and repayments was $881 million. For the three months ended September 30, 2025, the principal amount of new investments funded totaled $745 million and aggregate principal amount of sales and repayments was $848 million.

	For the Year Ended December 31,
($ in thousands)	2025	2024
New investment commitments
Gross originations	$5,627,964	$2,669,031
Less: Sell downs	(36,981)	(15,864)
Total new investment commitments	$5,590,983	$2,653,167
Principal amount of new investments funded:
First-lien senior secured debt investments	$3,694,471	$1,858,962
Second-lien senior secured debt investments	135,503	13,500
Specialty finance debt investments	11,050	1,226
Unsecured debt investments	142,980	51,607
Preferred equity investments	92,757	23,477
Common equity investments	44,202	99,473
Specialty finance equity investments	173,586	99,588
Joint ventures	16,521	948
Total principal amount of new investments funded	$4,311,070	$2,148,781

Drawdowns (Repayments) on revolvers and delayed draw term loans, net	$515,303

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(2,632,820)	$(1,229,745)
Second-lien senior secured debt investments	(122,007)	(172,334)
Specialty finance debt investments	—	(1,059)
Unsecured debt investments	(175,232)	(185,319)
Preferred equity investments	(70,935)	(99,895)
Common equity investments	(60,848)	(105,930)
Specialty finance equity investments	(64,432)	(28,518)
Joint ventures	—	—
Total principal amount of investments sold or repaid	$(3,126,274)	$(1,822,801)
Number of new investment commitments in new portfolio companies(2)	58	54
Average new investment commitment amount	$25,999	$53,977
Weighted average term for new debt investment commitments (in years)	6.2	6.0
Percentage of new debt investment commitments at floating rates	94.8%	98.3%
Percentage of new debt investment commitments at fixed rates	5.2%	1.7%
Weighted average interest rate of new debt investment commitments(3)	8.0%	9.7%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	5.0%	5.3%
_____________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.65% and 4.31% as of December 31, 2025 and 2024, respectively.

	For the Three Months Ended
($ in thousands)	December 31, 2025	September 30, 2025
New investment commitments
Gross originations	$2,303,829	$1,027,266
Less: Sell downs	(13,326)	(19,438)
Total new investment commitments	$2,290,503	$1,007,828
Principal amount of new investments funded:
First-lien senior secured debt investments	$1,540,033	$677,923
Second-lien senior secured debt investments	—	2,384
Specialty finance debt investments	589	4,859
Unsecured debt investments	—	4,694
Preferred equity investments	54,830	5,551
Common equity investments	15,371	17,504
Specialty finance equity investments	61,878	23,488
Joint ventures	34,783	8,124
Total principal amount of new investments funded	$1,707,484	$744,527

Drawdowns (repayments) on revolvers and delayed draw term loans, net	$332,967	$66,197

Principal amount of investments sold or repaid:
First-lien senior secured debt investments(1)	$(820,862)	$(800,957)
Second-lien senior secured debt investments	—	—
Specialty finance debt investments	—	—
Unsecured debt investments	(3,099)	—
Preferred equity investments	(50,865)	(8,568)
Common equity investments	—	(4,694)
Specialty finance equity investments	(5,828)	(34,123)
Joint ventures	—	—
Total principal amount of investments sold or repaid	$(880,654)	$(848,342)
Number of new investment commitments in new portfolio companies(2)	25	12
Average new investment commitment amount	$59,692	$60,942
Weighted average term for new debt investment commitments (in years)	6.3	6.2
Percentage of new debt investment commitments at floating rates	94.6%	98.9%
Percentage of new debt investment commitments at fixed rates	5.4%	1.1%
Weighted average interest rate of new debt investment commitments(3)	8.4%	8.6%
Weighted average spread over applicable base rate of new debt investment commitments at floating rates	4.6%	5.2%
_____________________
(1)Includes scheduled paydowns.
(2)Number of new investment commitments represents commitments to a particular portfolio company.
(3)Assumes each floating rate commitment is subject to the greater of the interest rate floor (if applicable) or 3-month SOFR, which was 3.65% and 3.98% as of December 31, 2025 and September 30, 2025, respectively.

RESULTS OF OPERATIONS FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2025

Investment Income
Investment income decreased to $321 million for the three months ended December 31, 2025 from $323 million for the three months ended September 30, 2025, primarily driven by the impact of lower base rates on floating-rate assets, partially offset by an increase in average leverage. Other income remained relatively consistent period-over-period. The Company expects that investment income will vary based on a variety of factors including the pace of originations and repayments.

Expenses
Total operating expenses increased to $195 million for the three months ended December 31, 2025 from $190 million for the three months ended September 30, 2025, primarily due to an increase in interest expense from accelerated deferred financing costs related to credit facility amendments and a higher average outstanding debt balance. As a percentage of total assets, professional fees, directors’ fees and other general and administrative expenses, excluding listing advisory fees, remained relatively consistent period-over-period.

Liquidity and Capital Resources
As of December 31, 2025, the Company had $283 million in cash and restricted cash, $6.3 billion in total principal value of debt outstanding, including $2.1 billion of unsecured notes and $2.0 billion of undrawn capacity(1) on the Company’s credit facilities. The funding mix was composed of 66.9% secured and 33.1% unsecured borrowings as of December 31, 2025 on an outstanding basis. The Company was in compliance with all financial covenants under its credit facilities as of December 31, 2025. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to take advantage of market opportunities.

CONFERENCE CALL AND WEBCAST INFORMATION

Conference Call Information:
The conference call will be broadcast live on February 19, 2026 at 11:30 a.m. Eastern Time on the News & Events section of OTF’s website at www.blueowltechnologyfinance.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:
•Domestic: (877) 407-8629
•International: +1 (201) 493-6715

All callers will need to reference “Blue Owl Technology Finance Corp.” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:
An archived replay will be available for 14 days via a webcast link located on the News & Events section of OTF’s website, and via the dial-in numbers listed below:
•Domestic: (877) 660-6853
•International: +1 (201) 612-7415
•Access ID: 13757814

_____________________
(1) Reflects undrawn debt which is based on committed debt less debt outstanding as of 12/31/25.

ABOUT BLUE OWL TECHNOLOGY FINANCE CORP.

Blue Owl Technology Finance Corp. (NYSE: OTF) is a specialty finance company focused on making debt and equity investments to U.S. technology-related companies, with a strategic focus on software. As of December 31, 2025, OTF had investments in 199 portfolio companies with an aggregate fair value of $14.3 billion. OTF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OTF is externally managed by Blue Owl Technology Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. ("Blue Owl") (NYSE: OWL) and part of Blue Owl’s Credit platform.

Certain information contained herein may constitute "forward-looking statements" that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OTF, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as "anticipates," "expects," "intends," "plans," "will," "may," "continue," "believes," "seeks," "estimates," "would," "could," "should," "targets," "projects," "outlook," "potential," "predicts" and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OTF's control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OTF's filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OTF makes them. OTF does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

INVESTOR CONTACTS

Investor Contact:
BDC Investor Relations
Michael Mosticchio
credit-ir@blueowl.com

Media Contact:
Prosek Partners
Josh Clarkson
pro-blueowl@prosek.com

FINANCIAL HIGHLIGHTS

	For the Three Months Ended
($ in thousands, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2024
Investments at fair value	$14,286,039	$12,884,046	$6,407,466
Total assets	$14,715,011	$13,400,788	$6,722,621
Net asset value per share	$17.33	$17.27	$17.09

GAAP results:
Total investment income	$320,575	$322,590	$166,695
Net investment income	$123,813	$130,565	$87,451
Net increase (decrease) in net assets resulting from operations	$205,817	$234,935	$100,698
Capital gains incentive fee expense (benefit) per share	$0.03	$0.04	$0.01

GAAP per share results:
Net investment income	$0.26	$0.28	$0.41
Net realized and unrealized gains (losses)	$0.18	$0.22	$0.06
Net increase (decrease) in net assets resulting from operations	$0.44	$0.50	$0.48
Capital gains incentive fee expense (benefit) per share	$0.03	$0.04	$0.01

Non-GAAP per share financial measures(1)(2):
Adjusted net investment income	$0.30	$0.32	$0.42
Adjusted net increase (decrease) in net assets resulting from operations	$0.47	$0.54	$0.48

Weighted average yield of accruing debt and income producing securities at fair value	9.6%	10.1%	10.9%
Weighted average yield of accruing debt and income producing securities at amortized cost	9.5%	10.2%	10.8%
Percentage of debt investments at floating rates	96.2%	97.0%	95.9%

_____________________
(1) See Non-GAAP Financial Measures for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company's non-GAAP measures, including on a per share basis. The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.
(2) Adjusted to exclude any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(Amounts in thousands, except share and per share amounts)

	December 31, 2025	December 31, 2024
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost of $13,262,010 and $5,921,172, respectively)	$13,363,077	$5,892,773
Non-controlled, affiliated investments (amortized cost of $736,415 and $435,706, respectively)	692,202	407,303
Controlled, affiliated investments (amortized cost of $128,788 and $76,243, respectively)	230,760	107,390
Total investments at fair value (amortized cost of $14,127,213 and $6,433,121, respectively)	14,286,039	6,407,466
Cash (restricted cash of $— and $—, respectively)	282,257	252,964
Foreign cash (cost of $709 and $4,040, respectively)	667	4,036
Interest receivable	83,013	45,838
Dividend income receivable	6,260	1,929
Investments funded in advance	—	—
Subscription receivable	—	—
Prepaid expenses and other assets	56,775	10,388
Total Assets	$14,715,011	$6,722,621
Liabilities
Debt (net of unamortized debt issuance costs of $84,123 and $37,495, respectively)	$6,288,200	$2,914,509
Management fee payable	48,556	14,687
Distribution payable	185,749	70,998
Incentive fee payable	68,085	11,133
Payables to affiliates	64	1,903
Payable for investments purchased	3,006	52,796
Accrued expenses and other liabilities	79,753	31,445
Total Liabilities	$6,673,413	$3,097,471
Commitments and contingencies (Note 8)
Net Assets
Common shares $0.01 par value, 1,000,000,000 shares authorized; 464,047,623 and 212,155,118 shares issued and outstanding, respectively	$4,640	$2,122
Additional paid-in-capital	7,573,712	3,352,211
Total accumulated undistributed earnings	463,246	270,817
Total Net Assets	8,041,598	3,625,150
Total Liabilities and Net Assets	$14,715,011	$6,722,621
Net Asset Value Per Share	$17.33	$17.09
______________________
(1) Refer to 10-Q Note 8 “Commitments and Contingencies”.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Years Ended December 31,
	2025	2024	2023
Investment Income
Investment income from non-controlled, non-affiliated investments:
Interest income	$934,059	$521,185	$527,597
Payment-in-kind interest income	89,552	104,904	112,991
Dividend income	539	1,627	1,692
Payment-in-kind dividend income	53,870	28,667	24,671
Other income	20,843	6,370	4,590
Total investment income from non-controlled, non-affiliated investments	1,098,863	662,753	671,541
Investment income from non-controlled, affiliated investments:
Interest income	5,321	921	—
Payment-in-kind interest income	3,274	1,528	—
Dividend income	23,765	7,060	1,553
Payment-in-kind dividend income	12,787	11,703	10,720
Other income	94	42	—
Total investment income from non-controlled, affiliated investments	45,241	21,254	12,273
Investment income from controlled, affiliated investments:
Dividend income	1,345	27	—
Total investment income from controlled, affiliated investments	1,345	27	—
Total Investment Income	1,145,449	684,034	683,814
Expenses
Interest expense	$321,492	$192,739	$195,527
Management fees, net(1)	144,941	56,705	58,353
Performance based incentive fees	93,377	40,961	40,716
Capital gains incentive fees	37,529	(5,487)	299
Professional fees	12,071	6,496	8,168
Listing advisory fees (net of Adviser reimbursement)	4,821	—
Directors' fees	1,091	1,034	1,031
Other general and administrative	10,557	5,981	4,441
Total Expenses	625,879	298,429	308,535
Net Investment Income (Loss) Before Taxes	519,570	385,605	375,279
Income tax expense (benefit), including excise tax expense (benefit)	7,489	11,463	9,129
Net Investment Income (Loss) After Taxes	512,081	374,142	366,150
Net Change in Unrealized Gain (Loss)
Non-controlled, non-affiliated investments	$91,204	$15,635	$13,730
Non-controlled, affiliated investments	(15,810)	(3,905)	(20,376)
Controlled, affiliated investments	70,824	39,900	(11)
Translation of assets and liabilities in foreign currencies and other transactions	29,693	(263)	3,126
Income tax (provision) benefit	(702)	(3)	—
Total Net Change in Unrealized Gain (Loss)	175,209	51,364	(3,531)
Net Realized Gain (Loss):
Non-controlled, non-affiliated investments	$(12,274)	$(88,542)	$8,207
Non-controlled, affiliated investments	66,834	(15,696)	—
Foreign currency transactions	(21,479)	(2,043)	(1,687)
Total Net Realized Gain (Loss)	33,081	(106,281)	6,520
Total Net Realized and Change in Unrealized Gain (Loss)	208,290	(54,917)	2,989
Net Increase (Decrease) in Net Assets Resulting from Operations	$720,371	$319,225	$369,139
Earnings (Loss) Per Share - Basic and Diluted	$1.76	$1.52	$1.80
Weighted Average Shares Outstanding - Basic and Diluted	409,416,223	209,770,414	205,005,236
______________________
(1)Refer to “Note 3 — Agreements and Related Party Transactions” for additional details on management fee waiver.
The accompanying notes are an integral part of these consolidated financial statements.

NON-GAAP FINANCIAL MEASURES

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company's management utilizes these non-GAAP financial measures to internally analyze and assess financial results and performance. These measures are also considered useful by management as an additional resource for investors to evaluate the Company's ongoing results and trends, as well as its performance, excluding non-cash income and expenses. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”: represent net investment income, excluding any change in capital gains incentive fees accrued but not payable. These fees are related to cumulative unrealized gains in excess of cumulative net realized gains less any cumulative unrealized losses, less capital gains incentive fees paid inception to date.
•“Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations” and “Adjusted Net Increase (Decrease) in Net Assets Resulting from Operations Per Share”: represent net income, excluding any change in capital gains incentive fees accrued but not payable.

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net investment income	$124	$0.26	$131	$0.28	$87	$0.41
Plus: Change in capital gains incentive fees accrued but not payable	14	0.03	18	0.04	1	0.01
Adjusted net investment income(1)	$138	$0.30	$149	$0.32	$89	$0.42

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure, or net income) to adjusted net increase (decrease) in net assets resulting from operations (or adjusted net income) for the periods presented:

	For the Three Months Ended
($ in millions, except per share amounts)	December 31, 2025		September 30, 2025		December 31, 2024
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$206	$0.44	$235	$0.50	$101	$0.48
Plus: Change in capital gains incentive fees accrued but not payable	14	0.03	18	0.04	1	0.01
Adjusted net increase (decrease) in net assets resulting from operations(1)	$220	$0.47	$253	$0.54	$102	$0.48
______________________
(1) Totals may not sum due to rounding.